UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  April 29, 2008

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”) approved an Instrument of Amendment (the “Amendment”) to the Change in Control Severance Agreement, dated as of March 24, 2006 (the “Adler Change in Control Severance Agreement”), between the Company and Tamara L. Adler (Lundgren), Executive Vice President and Chief Operating Officer (the “COO”).

The Committee also approved a form of Change of Control Severance Agreement (the “Change of Control Agreement”) for certain executive and other officers of the Company, who are designated as Tier 2 or Tier 3 Officers (sometimes referred to below as “covered employees”).  Tier 2 Officers include the Company’s Executive Vice Presidents, other than the COO, and Senior Vice Presidents.  Tier 3 Officers include corporate Vice Presidents who are not Executive Vice Presidents or Senior Vice Presidents.

The summaries herein of the Change of Control Agreement and the Amendment are qualified in their entirety by the actual agreements, which are attached hereto as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.  The Adler Change in Control Severance Agreement is an exhibit to the Form 8-K filed by the Company on April 12, 2006 and is incorporated by reference herein.

Change of Control Agreement

The Change of Control Agreement generally provides for a lump sum payment to a covered employee upon the termination of such employee’s employment by the Company without “cause” or by such employee for “good reason” within eighteen months following a “change of control” of the Company (as such terms are defined in the Change of Control Agreement) or, in certain circumstances connected with a change of control, prior to the actual change of control (the “Change of Control Period”).  The lump sum payment includes (1) the covered employee’s base salary and any other benefits or awards which pursuant to the terms of any “plans” (as defined in the Change of Control Agreement) have been earned or become payable as of the employee’s date of termination but which have not yet been paid, together with any accrued vacation and unreimbursed business expenses (the “Accrued Obligations”), (2) any unpaid incentive compensation for preceding fiscal years which is contingent only on the employee’s continued employment to a subsequent date and any undetermined annual incentive compensation for any completed or uncompleted fiscal year, based on the greater of (i) the amount the employee would have received if he or she achieved 100% of his or her target award for that year or (ii) the amount determined by annualizing the Company’s actual results for the fiscal quarter preceding his or her date of termination; (3) one and one half times for a Tier 2 Officer, or one times for a Tier 3 Officer, the sum of such covered employee’s base salary (based on the greater of the annual rate in effect on the date of termination or immediately prior to the change in control) and annual bonus (greater of (i) the average of the last three annual bonuses (annualized for any partial year bonuses) or (ii) the target bonus as most recently established by the Compensation Committee), and (4) any unpaid balance in such covered employee’s bonus bank under any of the Company’s Economic Value Added Bonus Plans.  In the event of such termination, the covered employee shall also receive vested benefits and entitlements under any Company plan or agreement with the Company (the “Other Benefits”).

In the event of such a termination, the Change of Control Agreement also provides for (1) continuation of life, accident and health insurance benefits up to an 18-month period for a Tier 2 Officer or a 12-month period for a Tier 3 Officer at no greater cost to the employee than the employee’s after-tax cost immediately prior to the change in control, except to the extent a similar benefit is eventually received by the employee from a subsequent employer, (2) payment of any unvested and therefore forfeited amount under the Company’s 401(k) Plan, and (3) payment of the actuarial lump sum value of any unvested and therefore forfeited benefits under the Company’s Pension Retirement Plan, plus such payment to fully gross up any taxes imposed in the cases of the payments described in clauses (2) and (3) above.  In addition, in such event, all options to purchase Company common stock shall become immediately vested and remain exercisable in full for their entire term, and all restricted stock or restricted stock units then held by the covered employee under which vesting is based solely on continued employment shall become immediately vested.  In addition, if a “Company Sale” (as defined in the applicable long-term incentive award agreement) had not occurred on or before the Effective Date, then in such event, shares of common stock will be issued to the covered employee under any outstanding performance share award as if a Company Sale had occurred on the later of the date of the covered employee’s termination of employment or the change of control.

If any payments under the Change of Control Agreement or otherwise will be subject to the excise tax on “excess parachute payments,” the Company will make an additional payment to the covered employee such that the covered employee will receive net benefits as if no such tax were payable.  If such additional payments are required, the Company will not be able to deduct such additional payments for federal income tax purposes and also will be denied such a deduction for most of the other payments made to the covered employee pursuant to the Change of Control Agreement and its other plans and polices.  If the “parachute value” is less than 110% of 2.99 times such employee’s “base amount” (as such terms are defined in the Change of Control Agreement), however, no additional payment is required and the amounts payable to the covered employee will be reduced to 2.99 times such employee’s “base amount.”

If a covered employee becomes entitled to receive the foregoing benefits, for 18 months for a Tier 2 Officer or 12 months for a Tier 3 Officer after the date of the termination of such covered employee’s employment with the Company, the covered employee is obligated under the Change of Control Agreement not to (a) render services to or be employed by the Company’s competitors or (b) solicit the Company’s employees or divert any supplier, customer or employee from its business relationship with the Company or intentionally interfere with any such business relationship.

In the event the covered employee’s employment terminates during the Change of Control Period due to his or her death or disability (as defined in the Change of Control Agreement), the covered employee or his or her estate or beneficiaries shall receive the Accrued Obligations, Other Benefits and death or disability (as applicable) benefits under Company plans in effect with respect to the employee during the 120-day period immediately preceding the change of control or, if more favorable, as in effect on the date of the employee’s death or, in the case of disability, at any time after the change of control.

In the event the covered employee’s employment terminates during the Change of Control Period due to termination by the Company with cause, the employee shall only receive base salary through the date of termination and the Other Benefits.  In the event the covered employee’s employment terminates during the Change of Control Period due to voluntary termination by the employee without good reason, the employee shall only receive the Accrued Obligations and Other Benefits.

Amendment

The Adler Change in Control Severance Agreement was amended by the Amendment, dated as of April 29, 2008, and shall continue in effect until August 31, 2009 or earlier termination of Ms. Adler’s employment, provided that commencing on September 1, 2009 and each September 1 thereafter, the terms of the Adler Change in Control Severance Agreement will automatically be extended for one additional year unless either party gives notice not to extend at least 90 days prior to such September 1 date, and provided further that the Adler Change in Control Severance Agreement will continue in effect for a period of 24 months beyond the term provided therein if a “potential change in control” or “change in control” (as such terms are defined in the Adler Change in Control Severance Agreement) shall have occurred during such term.

The Adler Change of Control Severance Agreement was further amended to (a) include in the lump-sum severance payment, in addition to the other severance payments provided for in that agreement, any bonus for the current year through the date of termination, and (b) provide that the annual bonus portion of the three times salary and annual bonus severance payment is based on the greater of (i) the average of the last three annual bonuses (annualized for any partial year’s bonus),  provided that, such amount taken into account with respect to each of the last three annual bonuses shall not exceed three times the target bonus established by the Board with respect to each such year or (ii) the target bonus as most recently established by the Board).

In addition, the Amendment provided that, for purposes of defining a termination for “good reason” (as defined in the Adler Change in Control Severance Agreement), (i) a change in Ms. Adler’s status, title, positions or responsibilities as Executive Vice President and Chief Operating Officer would be added to the circumstances constituting “good reason” and (ii) only certain relocations from New York City may constitute “good reason” (instead of relocations from New York City and Portland).

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

*10.1	Form of Change of Control Severance Agreement

*10.2	Instrument of Amendment to the Change in Control Severance Agreement with Tamara L. Adler (Lundgren)

* Compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: May 2, 2008	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
*10.1	Form of Change of Control Severance Agreement

*10.2	Instrument of Amendment to the Change in Control Severance Agreement with Tamara L. Adler (Lundgren)

* Management compensatory plan or arrangement.